UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

NUVEEN LONG/SHORT COMMODITY TOTAL RETURN FUND

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	45-2470177
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

333 West Wacker Drive

Chicago, Illinois 60606

(Address of Principal Executive Offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange On Which Each Class is to be Registered
Common Units of Beneficial Interest (“Shares”) of Nuveen Long/Short Commodity Total Return Fund	NYSE MKT

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-174764

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

The Shares to be registered hereunder represent units of fractional undivided interest in and ownership of Nuveen Long/Short Commodity Total Return Fund (the “Registrant”). A description of the Shares is contained under the heading “Description of Fund Shares” in the prospectus included in an amendment to the Registrant’s registration statement on Form S-1, which amendment was filed under the Securities Act of 1933, as amended, on September 27, 2012 (Registration No. 333-174764), and such description is incorporated herein by reference. The description of the Shares contained in the definitive prospectus to be filed pursuant to Rule 424(b), which will contain the final terms of the Shares, is deemed to be incorporated herein by reference and made part of this registration statement.

Item 2. Exhibits.

Pursuant to the instructions as to Exhibits, no exhibits are filed herewith or incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: October 22, 2012

NUVEEN LONG/SHORT COMMODITY TOTAL RETURN FUND

By: NUVEEN COMMODITIES ASSET MANAGEMENT, LLC, its manager

By:	/s/ William Adams, IV
Name:	William Adams, IV
Title:	President

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